As filed with the Securities and Exchange Commission on June 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MannKind Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	13-3607736
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael E. Castagna

Chief Executive Officer

MannKind Corporation

25134 Rye Canyon Loop, Suite

300 Valencia, CA 91355

(661) 775-5300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Thomson, Esq. MannKind Corporation 25134 Rye Canyon Loop, Suite 300 Valencia, CA 91355 (661) 775-5300	Lynda Kay Chandler, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Shares of Common Stock, $0.01 par value per share, issuable upon exercise of Series A Common Stock Purchase Warrants	7,281,553	$7.50	$54,611,648	$6,330
Shares of Common Stock, $0.01 par value per share, issuable upon exercise of Series B Common Stock Purchase Warrants	2,427,184	$7.50	$18,203,880	$2,110
Total	9,708,737		$72,815,528	$8,440

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act. The offering price per share and the aggregate offering price are based upon the warrant exercise price of $7.50 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 30, 2017

7,281,553 Shares of Common Stock Issuable Upon

Exercise of Series A Warrants

2,427,184 Shares of Common Stock Issuable Upon

Exercise of Series B Warrants

This prospectus relates to the offer and sale by us of up to 7,281,553 shares of our common stock issuable from time to time upon exercise of Series A common stock purchase warrants, or the Series A warrants, and up to 2,427,184 shares of our common stock issuable from time to time upon exercise of Series B common stock purchase warrants, or the Series B warrants. The Series A warrants and Series B warrants are collectively referred to as the “warrants”. The warrants were issued by us on May 12, 2016 pursuant to a prospectus dated April 27, 2016 and a related prospectus supplement dated May 9, 2016. The warrants are exercisable at an exercise price of $7.50 per share at any time on or before May 12, 2018 for the Series A warrants and November 12, 2018 for the Series B warrants.

Our common stock is traded on The NASDAQ Global Market under the symbol “MNKD.” On June 29, 2017, the last reported sale price of our common stock as reported on The NASDAQ Global Market was $1.45 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” on page 5 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2017

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the common stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the Securities and Exchange Commission, or SEC, listed in the section of the prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our common stock in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the section entitled “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our common stock in this offering. Unless the context requires otherwise, references in this prospectus to “MannKind,” “we,” “us” and “our” refer to MannKind Corporation and its subsidiaries.

Overview

Our Company

We are a biopharmaceutical company focused on the discovery, development, and commercialization of therapeutic products for diseases such as diabetes. We are commercializing Afrezza, a rapid-acting inhaled insulin that was approved by the U.S. Food and Drug Administration on June 27, 2014 to improve glycemic control in adult patients with diabetes. Afrezza became available by prescription in United States retail pharmacies in February 2015. According to the Centers for Disease Control and Prevention, 29.1 million people in the United States had diabetes in 2012. Globally, the International Diabetes Federation has estimated that approximately 415.0 million people had diabetes in 2015 and approximately 642.0 million people will have diabetes by 2040.

Afrezza is a rapid-acting inhaled insulin used to control high blood sugar in adults with type 1 and type 2 diabetes. The product consists of a dry powder formulation of human insulin delivered from a small portable inhaler. Administered at the beginning of a meal, Afrezza dissolves rapidly upon inhalation to the lung and delivers insulin quickly to the bloodstream. Peak insulin levels are achieved within 12-15 minutes of administration.

Since early 2017, we have commercialized Afrezza in the United States through our own commercial organization. Our current strategy for future commercialization of Afrezza outside of the United States, subject to receipt of the necessary foreign regulatory approvals, is to seek and establish regional partnerships in foreign jurisdictions where there are appropriate commercial opportunities.

We also believe our Technosphere formulations of active pharmaceutical ingredients have the potential to demonstrate clinical advantages over existing therapeutic options in a variety of other therapeutic areas. In addition to our collaboration with Receptor Life Sciences, Inc., we are actively exploring other opportunities to out-license our proprietary Technosphere formulation and device technologies. We have also initiated development of certain products related to our Technosphere formulations that we will continue to develop if we are able to obtain the required funding.

Recent Developments

On June 27, 2017, we entered into an agreement, or the Mann Group Agreement, with The Mann Group LLC, or the Mann Group, pursuant to which the parties agreed to, among other things, (i) capitalize $10.7 million of accrued and unpaid interest as of June 30, 2017 under the Amended and Restated Promissory Note held by the Mann Group, dated as of October 18, 2012, or the Promissory Note, resulting in such amount being classified as outstanding principal under the Promissory Note, (ii) advance to us approximately $19.4 million, the remaining amount available for borrowing by us under the Promissory Note after the foregoing capitalization of accrued and unpaid interest, and (iii) defer all interest payable on the outstanding principal under the Promissory Note until July 1, 2018 (subject to further deferral under a subordination agreement with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., or collectively, Deerfield, until our payment obligations to Deerfield have been satisfied in full, except for certain permitted payments (including interest payable in-kind)). All outstanding advances under the Promissory Note and any unpaid accrued interest thereon continue to be due and payable on January 5, 2020.

On June 29, 2017, we and MannKind LLC, our wholly owned subsidiary, entered into an Exchange and Third Amendment to Facility Agreement with Deerfield, or the Deerfield Amendment, pursuant to which the parties agreed to, among other things, (i) exchange $5.0 million principal amount under our 9.75% Senior Convertible Notes due 2019, or the Tranche 4 Notes, for 3,584,230 shares of our common stock, or the Exchange Shares, at an exchange price of $1.395 per share and (ii) amend the Facility Agreement with Deerfield, dated as of July 1, 2013, as amended, or the Facility Agreement, to (A) defer the payment of $10.0 million in principal amount of the Tranche 4 Notes from the original July 18, 2017 due date to August 31, 2017, with an option for us to elect to further defer the payment of such principal amount from August 31, 2017 to October 31, 2017 upon our delivery on August 31, 2017 of a written certification to Deerfield that certain conditions have been met, including that no event of default under the Facility Agreement has occurred, Michael Castagna remains our Chief Executive Officer, we have received the advance from the Mann Group described above, we have at least $10 million in cash and cash equivalents on hand, no material adverse effect on us has occurred, the engagement letter between us and Greenhill & Co., Inc., or Greenhill, has remained in full force and effect and Greenhill has remained actively engaged in exploring capital structure and financial alternatives on behalf of us in accordance with such engagement letter, or collectively, the Extension Conditions, and (B) amend our financial covenant under the Facility Agreement to provide that, if the Extension Conditions remain satisfied, the obligation under the Facility Agreement to maintain at least $25 million in cash (including available borrowings under the Promissory Note) as of the end of each quarter will be reduced to $10 million as of the last day of each month through October 31, 2017 and as of December 31, 2017.

Correction of an Immaterial Error

Subsequent to the issuance of our financial statements for the year ended December 31, 2016 in our Annual Report on Form 10-K, we determined that our common stock par value as of December 31, 2016 and 2015 should not have been adjusted for the impact of the reverse stock split effective March 2, 2017. We evaluated the materiality of the errors from a quantitative and qualitative perspective and concluded that this adjustment was not material to our financial position as of March 31, 2017 or December 31, 2016 and 2015 and that there was no impact to the results of operations for any periods presented. Since the errors were not material, no amendments to previously filed reports were required. However, we have elected to correct the error prospectively when the affected amounts are next presented as comparative balances in future periodic filings. The effects of the correction of this error on the prior periods is as follows (in thousands):

	2016 as
	Previously		2016 as
	Presented	Adjustments	Adjusted
Common stock	$4,784	$(3,827)	$957
Additional paid-in capital	$2,549,212	$3,827	$2,553,039

	2015 as
	Previously		2015 as
	Presented	Adjustments	Adjusted
Common stock	$4,287	$(3,430)	$857
Additional paid-in capital	$2,508,633	$3,430	$2,512,063

Corporate Information

We were incorporated in the State of Delaware on February 14, 1991. Our principal executive offices are located at 25134 Rye Canyon Loop Suite 300, Valencia, California 91355, and our telephone number at that address is (661) 775-5300. MannKind Corporation and the MannKind Corporation logo are our service marks. Our website address is http://www.mannkindcorp.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge on our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The contents of these websites are not incorporated into this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual reference only.

On March 1, 2017, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, or the Charter Amendment, to (i) implement a one-for-five reverse stock split of our outstanding common stock, or the Reverse Stock Split, without any change in par value per share, and (ii) reduce the authorized number of shares of our common stock from 700,000,000 to 140,000,000 shares, as previously authorized and approved at a special meeting of stockholders on March 1, 2017.

The Charter Amendment became effective at 5:01 p.m. Eastern Time on March 2, 2017, or the Effective Time. No fractional shares were issued in connection with the Reverse Stock Split. Instead, we issued one full share of the post-Reverse Stock Split common stock to any stockholder of record who was entitled to receive a fractional share as a result of the process.

As a result of the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants issued by us and outstanding immediately prior to the Effective Time, which resulted in a proportionate decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of all such stock options and warrants. In addition, the number of shares authorized for future grant under our equity incentive/compensation plans immediately prior to the Effective Time were reduced proportionately.

On March 3, 2017, our common stock began trading on The NASDAQ Global Market on a split-adjusted basis. All references to shares of common stock, all per share data, and all warrant, stock option and restricted stock unit activity for all periods presented in this prospectus have been adjusted to reflect the Reverse Stock Split on a retroactive basis.

The Offering

This offering involves the offer and sale by us of up to 7,281,553 shares of our common stock issuable from time to time upon exercise of Series A warrants and up to 2,427,184 shares of our common stock issuable from time to time upon exercise of Series B warrants. The warrants are exercisable at an exercise price of $7.50 per share, subject to any adjustment pursuant to the terms of the warrants, at any time on or before May 12, 2018 for the Series A warrants and November 12, 2018 for the Series B warrants. Upon exercise of the warrants, the holders of the warrants would pay us the exercise price per share of common stock in cash, or an aggregate of approximately $72.7 million if the warrants are exercised in full, after estimated expenses in connection with the shares of common stock being registered under this registration statement. The proceeds to us of such warrant exercises, if any, are expected to be used for working capital and general corporate purposes.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks discussed under the section captioned “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is incorporated by reference in this prospectus, and all other information contained in this prospectus and incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing our common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described in our filings with the SEC occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully market, commercialize and achieve market acceptance for Afrezza or any other product candidates or therapies that we may develop;

•	our ability to manufacture sufficient quantities of Afrezza and obtain insulin supply as needed;

•	our ability to successfully commercialize our Technosphere drug delivery platform;

•	our estimates for future performance;

•	our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing;

•	the timing and amount of our future recognition of deferred product sales from collaboration, product costs from collaboration and income from collaboration;

•	the progress or success of our research, development and clinical programs, including the application for and receipt of regulatory clearances and approvals;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	scientific studies and the conclusions we draw from them; and

•	our anticipated use of proceeds from this offering.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes. These forward-looking statements reflect our management’s beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Upon exercise, the holders of the warrants would pay us an exercise price of $7.50 per share of common stock in cash, subject to any adjustment pursuant to the terms of the warrants, or an aggregate of approximately $72.7 million if the warrants are exercised in full, after estimated expenses in connection with the shares of common stock being registered under this registration statement. We cannot predict when or if the warrants will be exercised. It is possible that the warrants may expire and may never be exercised.

We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, sales and marketing expenses, general and administrative expenses, and other expenses associated with the commercialization of Afrezza, any other product candidate we develop and our Technosphere drug delivery platform. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. We will not use the proceeds from this offering for any optional prepayment of any of our indebtedness.

PLAN OF DISTRIBUTION

The shares of common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants described in this prospectus. We will pay all expenses incident to the registration of the issuance and sale of the shares of common stock issuable upon exercise of the warrants.

The following is a brief summary of certain terms and conditions of the warrants and is subject in all respects to the provisions contained in the form of Series A warrant and the form of Series B warrant, copies of which are filed as Exhibits 4.14 and 4.15, respectively, to the registration statement of which this prospectus is a part.

Exercisability.

The Series A warrants are exercisable at any time on or before May 12, 2018, at which time any unexercised warrants will expire and cease to be exercisable.

The Series B warrants are exercisable at any time on or before November 12, 2018, at which time any unexercised warrants will expire and cease to be exercisable.

The warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act of 1933, as amended, or the Securities Act, is not then effective or available, and if a resale registration statement registering the resale of the shares of common stock underlying the warrants under the Securities Act is also not then effective or available, the holder may exercise the warrant through a cashless exercise, in whole or in part, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of a warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or on election of the holder, 9.99%) of the number of shares of our stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $7.50. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. In addition, the Series A warrants have certain price protection features that are described in the securities purchase agreements entered into between us and the investors holding the warrants.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 140,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of June 5, 2017, we had a total of 38,974,040 shares of common stock that were authorized but unissued, and we have currently reserved a significant number of these shares for future issuance pursuant to outstanding equity awards, our equity plans and convertible notes.

The following summary description of our capital stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information is qualified entirely by reference to the applicable provisions of our certificate of incorporation, bylaws and the DGCL. For information on how to obtain copies of our certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find Additional Information” and “Incorporation of Certain Information By Reference.”

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote.

Dividends

Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for that purpose. Any dividends on our common stock will be non-cumulative.

Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any outstanding shares of our of preferred stock, which we may designate and issue in the future.

Preferred Stock

Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or NASDAQ rules), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware takeover statute

We are subject to Section 203 of the DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•	the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL generally defines a “business combination” to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Certificate of incorporation and bylaw provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to the following:

•	Our board of directors can issue up to 10,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or other change in our control.

•	Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of holders and not by written consent.

•	Our bylaws provide that special meetings of the stockholders may be called only by the Chairman of our board of directors, by our Chief Executive Officer, by our board of directors upon a resolution adopted by a majority of the total number of authorized directors or, under certain limited circumstances, by the holders of at least 5% of our outstanding voting stock.

•	Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	Our certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, our certificate of incorporation provides that our board of directors may fix the number of directors by resolution.

•	Our certificate of incorporation does not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our voting stock to elect any directors to our board of directors.

These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over market price of our stock and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services. Its address is 480 Washington Boulevard, Jersey City, New Jersey, 07310.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to our ability to continue as a going concern and reverse stock split and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at 25134 Rye Canyon Loop Suite 300, Valencia, CA 91355 or telephoning us at (661) 775-5300.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.mannkindcorp.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 000-50865):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 16, 2017, and Amendment No. 1 on Form 10-K/A, filed with the SEC on June 30, 2017;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 10, 2017;

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2017, January 12, 2017, February 23, 2017, March 2, 2017, March 17, 2017, April 7, 2017, April 19, 2017, May 23, 2017, June 1, 2017 and June 29, 2017; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 23, 2004, including all amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to:

Investor Relations

MannKind Corporation

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein modifies or supersedes such statement.

7,281,553 Shares of Common Stock Issuable Upon Exercise of Series A Warrants

2,427,184 Shares of Common Stock Issuable Upon Exercise of Series B Warrants

PROSPECTUS

            , 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses paid or payable by the Registrant, in connection with the sale of the common stock being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount

SEC registration fee	$8,440

Blue-sky qualification fees and expenses	25,000

Legal fees and expenses	25,000

Accounting fees and expenses	35,000

Transfer agent and registrar fees and expenses	10,000

Miscellaneous expenses	5,000

Total	$108,440

Item 14. Indemnification of Directors and Officers.

The Registrant was incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, or the DGCL, generally provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may also indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of the Registrant’s directors and officers to the fullest extent permitted under the DGCL and other applicable laws.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for improper payment of dividends or redemptions of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation and bylaws include this provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities issued and options granted by us since January 1, 2014 that were not registered under the Securities Act. Also included is the consideration, if any, received by the Registrant, for such securities and options and information relating to the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

(1)	On July 28, 2015, the Registrant entered into privately-negotiated exchange agreements with select holders of its outstanding 5.75% Senior Convertible Notes due 2015, or the 2015 notes, pursuant to which the Registrant issued $27.7 million aggregate principal amount of new 5.75% Convertible Senior Subordinated Exchange Notes due 2018, or the 2018 notes, to the holders in exchange for the delivery to the Registrant of the same principal amount of 2015 notes. The issuance of the 2018 notes was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

(2)	On July 28, 2015 and August 3, 2015, the Registrant entered into separate, privately-negotiated exchange agreements, or the Stock-for-Note Exchange Agreements, with select holders of the 2015 notes pursuant to which the Registrant agreed to issue shares of its common stock to such holders in exchange for the delivery to the Registrant of up to $61.8 million aggregate principal amount of 2015 notes. Pursuant to the Stock-for-Note Exchange Agreements, the parties agreed to price the exchange transactions over a 10 trading day period spanning from July 29, 2015 to and including August 11, 2015. Between July 28, 2015 and August 10, 2015, the Registrant issued an aggregate of 374,832 shares of common stock, or the 2015 Exchange Shares, to such holders in exchange for such holders’ delivery to the Registrant of $8.0 million aggregate principal amount of 2015 notes, resulting in a weighted-average exchange price of $21.40 per share. The issuance of the 2015 Exchange Shares was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

(3)	On August 13, 2015, the Registrant and select holders of the 2015 notes entered into separate, privately-negotiated exchange agreements, or the Note Exchange Agreements, pursuant to which such holders agreed to deliver to the Registrant $32.1 million aggregate principal amount of 2015 notes in exchange for the Registrant’s issuance to such holders of new, short-term 5.75% Convertible Senior Subordinated Exchange Notes due 2015, or the Exchange Notes, in the same principal amount. In connection with the Note Exchange Agreements, the Registrant also issued an aggregate of 7,843 shares of common stock to such holders, or the Common Exchange Shares. The issuance of the Exchange Notes and the Common Exchange Shares was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

(4)	On November 16, 2015, pursuant to the terms of an engagement letter with Sunrise Securities Corp. in connection with the Registrants registered direct offering to selected investment funds in Israel, the Registrant issued three affiliates of Sunrise Securities Corp. warrants to purchase an aggregate of 31,860 shares of common stock at an exercise price of $13.05 per share, or the 2015 Warrants. The 2015 Warrants are exercisable for cash, and in some cases on a cashless basis, for a period of five years following the issuance date. The issuance of the 2015 Warrants was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act.

(5)	On April 18, 2017, the Registrant and MannKind LLC, the Registrant’s wholly-owned subsidiary, entered into an Exchange Agreement with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P., or collectively, Deerfield, pursuant to which the Registrant exchanged $1.0 million principal amount under the 8.75% Senior Convertible Notes due 2019 held by Deerfield for 869,565 shares of the Registrant’s common stock, or the Tranche B Exchange Shares, and exchanged $5.0 million principal amount under the Amended and Restated 9.75% Senior Convertible Notes due 2019 held by Deerfield for 4,347,826 shares of the Registrant’s common stock, or the 2019 Exchange Shares. The exchange price for the Exchange Shares was $1.15 per share. The issuance of the Tranche B Exchange Shares and the 2019 Exchange Shares was deemed to be exempt from registration under Section 3(a)(9) of the Securities Act.

(6)	On June 29, 2017, the Registrant and MannKind LLC, the Registrant’s wholly-owned subsidiary, entered into an Exchange and Third Amendment to Facility Agreement with Deerfield, pursuant to which the Registrant exchanged $5.0 million principal amount under the 9.75% Senior Convertible Notes due 2019 held by Deerfield for 3,584,230 shares of the Registrant’s common stock, or the Tranche 4 Exchange Shares. The exchange price for the Exchange Shares was $1.395 per share. The issuance of the Tranche 4 Exchange Shares was deemed to be exempt from registration under Section 3(a)(9) of the Securities Act.

Item 16. Exhibits and financial statement schedules.

(a) Exhibits.

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, California, on the 30th day of June, 2017.

MANNKIND CORPORATION

By:	/s/ Michael E. Castagna
Michael E. Castagna
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Castagna and David Thomson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael E. Castagna Michael E. Castagna	Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2017

/s/ Rosabel R. Alinaya Rosabel R. Alinaya	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 30, 2017

/s/ Kent Kresa Kent Kresa	Chairman of the Board of Directors	June 30, 2017

/s/ Matthew J. Pfeffer Matthew J. Pfeffer	Director	June 30, 2017

/s/ Ronald J. Consiglio Ronald J. Consiglio	Director	June 30, 2017

/s/ Michael Friedman Michael Friedman, M.D.	Director	June 30, 2017

/s/ David H. MacCallum David H. MacCallum	Director	June 30, 2017

/s/ James S. Shannon James S. Shannon	Director	June 30, 2017

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on March 2, 2017).

3.3	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on November 19, 2007).

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

4.3	Form of 9.75% Senior Secured Convertible Promissory Note due 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

4.4	Form of Amended and Restated 9.75% Senior Secured Convertible Promissory Note due 2019 (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 3, 2014).

4.5	Form of Tranche B Senior Secured Note due 2019 (incorporated by reference to Exhibit 4.8 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on May 12, 2014).

4.6	Milestone Rights Purchase Agreement, dated as of July 1, 2013, by and among the Registrant, Deerfield Private Design Fund II, L.P. and Horizon Santé FLML SÁRL (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

4.7	Guaranty and Security Agreement, dated as of July 1, 2013, by and among the Registrant, MannKind LLC, Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P. and Horizon Santé FLML SÁRL (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

4.8	Facility Agreement, dated as of July 1, 2013, by and among the Registrant, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

4.9	First Amendment to Facility Agreement and Registration Rights Agreement, dated as of February 28, 2014, by and among the Registrant, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 3, 2014).

4.10

Second Amendment to Facility Agreement and Registration Rights Agreement, dated as of

August 11, 2014, by and among the Registrant, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (incorporated by reference to Exhibit 4.14 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on November 10, 2014).

4.11	Indenture, by and between the Registrant and U.S. Bank (as successor trustee to Wells Fargo Bank, N.A.), dated August 10, 2015 (incorporated by reference to Exhibit 4.18 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 10, 2015).

4.12	Form of 5.75% Convertible Senior Subordinated Exchange Note due 2018 (included in Exhibit 4.11 as Exhibit A thereto) (incorporated by reference to Exhibit 4.19 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 10, 2015).

4.13	Form of Warrant to Purchase Common Stock issued November 16, 2015 (incorporated by reference to Exhibit 4.17 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 15, 2016).

4.14	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 10, 2016).

4.15	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 10, 2016).

4.16	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 10, 2016).

5.1	Opinion of Cooley LLP.

10.1	Amended and Restated Promissory Note made by the Registrant in favor of The Mann Group LLC, dated October 18, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on October 19, 2012).

10.2	Agreement, dated September 13, 2006, between the Registrant and Torcon, Inc. (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2007).

10.3	Securities Purchase Agreement, dated August 2, 2005 by and among the Registrant and the purchasers listed on Exhibit A thereto (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on August 5, 2005).

10.4**	Supply Agreement, dated December 31, 2004, between the Registrant and Vaupell, Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on February 23, 2005).

10.5*	Form of Indemnity Agreement entered into between the Registrant and each of its directors and officers (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-115020), filed with the SEC on April 30, 2004, as amended).

10.6*	Description of Officers’ Incentive Program (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2006).

10.7*	Executive Severance Agreement, dated October 10, 2007, between the Registrant and David Thomson (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), as amended, filed with the SEC on October 17, 2007).

10.8*	Separation Agreement, dated March 11, 2016, by and between the Registrant and Juergen Martens (incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 15, 2016).

10.9*	Executive Severance Agreement, dated April 21, 2008, between the Registrant and Matthew J. Pfeffer (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), as amended, filed with the SEC on October 17, 2007).

10.10*	Change of Control Agreement, dated October 10, 2007, between the Registrant and David Thomson (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), as amended, filed with the SEC on October 17, 2007).

10.11*	Change of Control Agreement, dated April 21, 2008, between the Registrant and Matthew J. Pfeffer (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), as amended, filed with the SEC on October 17, 2007).

10.12*	2004 Equity Incentive Plan, as amended (incorporated by reference to the Registrant’s proxy statement on Schedule 14A (File No. 000-50865), filed with the SEC on April 6, 2012).

10.13*	Form of Stock Option Agreement under the 2004 Equity Incentive Plan (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-115020), originally filed with the SEC on April 30, 2004, as amended).

10.14*	Form of Phantom Stock Award Agreement under the 2004 Equity Incentive Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on December 14, 2005).

10.15*	2004 Non-Employee Directors’ Stock Option Plan and form of stock option agreement there under (incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2006).

10.16*	2004 Employee Stock Purchase Plan and form of offering document there under (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-115020), originally filed with the SEC on April 30, 2004, as amended).

10.17**	Letter Agreement, dated June 4, 2011, between the Registrant and N.V. Organon (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

10.18**	Insulin Maintenance and Call-Option Agreement, dated June 19, 2009, by and among Pfizer Manufacturing Frankfurt GmbH, Pfizer Inc. and the Registrant (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on May 4, 2009).

10.19*	Acknowledgment and Agreement, dated as of October 31, 2013, by and between the Registrant and The Mann Group LLC (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on November 4, 2013).

10.20*	Non-Employee Director Compensation Program (incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2013).

10.21*	MannKind Corporation 2013 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on August 9, 2016).

10.22*	Form of Stock Option Grant Notice, Stock Option Agreement and Notice of Exercise under the MannKind 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).

10.23*	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the MannKind 2013 Equity Incentive Plan (incorporated by reference to the Registrant’s registration statement on Form S-8 (File No. 000-188790), filed with the SEC on May 23, 2013).

10.24	Facility Agreement, dated as of July 1, 2013, by and among the Registrant, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on July 1, 2013).

10.25	First Amendment to Facility Agreement and Registration Rights Agreement, dated as of February 28, 2014, by and among the Registrant, Deerfield Private Design Fund II, L.P., and Deerfield Private Design International II, L.P. (incorporated by reference to Exhibit 10.39 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 3, 2014).

10.26**	Supply Agreement, dated as of July 31, 2014, by and between the Registrant and Amphastar France Pharmaceuticals S.A.S. (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-50865), filed with the SEC on November 10, 2014).

10.27	Sublease Agreement, dated May 1, 2015, by and between the Registrant and the Alfred Mann Foundation for Scientific Research (incorporated by reference to Exhibit 10.37 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 15, 2016).

10.28*	Offer Letter, dated March 9, 2016, by and between the Registrant and Michael Castagna (incorporated by reference to Exhibit 10.38 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 15, 2016).

10.29	At Market Issuance Sales Agreement, by and between the Registrant and FBR Capital Markets & Co., dated April 26, 2016 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on April 26, 2016).

10.30	Engagement Letter, dated May 8, 2016, by and between the Registrant and H.C. Wainwright & Co. LLC (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on May 10, 2016).

10.31	Settlement Agreement, dated November 9, 2016, by and among the Registrant, Technosphere International C.V., MannKind Netherlands B.V. and Sanofi-Aventis U.S. LLC (incorporated by reference to Exhibit 10.31 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

10.32	First Amendment to Supply Agreement, dated October 31, 2014, by and between the Registrant and Amphastar France Pharmaceuticals, S.A.S. and Amphastar Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.32 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

10.33**	Second Amendment to Supply Agreement, dated November 9, 2016, by and between the Registrant and Amphastar Pharmaceuticals, Inc. (incorporated by reference to Exhibit 10.33 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

10.34	Agreement of Purchase and Sale and Joint Escrow Instructions, dated January 6, 2017, by and between the Registrant and Rexford Industrial Realty, L.P. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on January 12, 2017).

10.35	First, Second and Third Amendments to Agreement of Purchase and Sale and Joint Escrow Instructions, dated February 7, 2017, February 10, 2017 and February 15, 2017, respectively, by and between the Registrant and Rexford Industrial Realty, L.P. (incorporated by reference to Exhibit 10.35 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017)

10.36*	Offer Letter dated December 22, 2016, by and between the Registrant and Stuart Tross (incorporated by reference to Exhibit 10.36 to the Registrant’s Annual Report on Form 10-K (File No. 000-50865), filed with the SEC on March 16, 2017).

10.37*	Form of Change of Control Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on April 7, 2017).

10.38	Exchange Agreement, dated April 18, 2017, by and among the Registrant, MannKind LLC, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on April 19, 2017).

10.39	Agreement, dated June 27, 2017, by and between the Registrant and The Mann Group LLC (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on June 29, 2017).

10.40	Exchange and Third Amendment to Facility Agreement, dated as of June 29, 2017, by and among the Registrant, MannKind LLC, Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on June 29, 2017).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page.

*	Indicates management contract or compensatory plan.
**	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.